EXHIBIT 10.3

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among Biofuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain proposed registered rights offering for Series A Convertible Preferred Stock of the Company (or depository interests in respect thereof) (the “Rights Offering”) as further described in that certain Loan Agreement and Rights Offering Letter Agreement, each dated as of even date herewith by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the promises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1     Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2      Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3     Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1     Size and Composition of Board of Directors.  The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws.

Section 2.2     Election of Non-Affiliated Directors.  Subject to the provisions of the Restated Certificate and By-Laws, effective as of the date of the consummation of the Rights Offering, each Stockholder agrees that at each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, such Stockholder shall vote or act with respect to all of its Shares so as to elect Director nominees that are not Affiliates of any or all of the Stockholders such that at least two (2) directors are not Affiliates of any or all of the Stockholders; provided that the Company nominates one or more Director nominees that are not Affiliates of any or all of the Stockholders; and provided further that there are at least five directors on the Board.

Section 2.3     Approval of Increase in Authorized but Unissued Shares of Common Stock.Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, if ever, proposes to amend its Restated Certificate so as to increase the number of authorized but unissued shares of Common Stock up to an amount of shares sufficient to enable the Company to convert all Series A Convertible Preferred Stock issuable pursuant to the (i) Rights Offering, (ii) the warrant(s) contemplated by the Loan Agreement and (iii) each other transaction contemplated by the Loan Agreement, including the “Cargill Acknowledgement Letter” described in Section 10 of the Rights Offering Letter Agreement), which shares of Common Stock shall rank pari passu with the existing shares of Common Stock, in favor of such proposal.

Section 2.4     No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1     Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2     No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3     Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

Section 3.4      Covenants of the Company.

The Company agrees to use its reasonable best efforts to propose nominees for directors that are not Affiliates of any or all of the Stockholders, so as to enable the Stockholder to comply with its obligations contemplated by Section 2.2.

ARTICLE IV.

MISCELLANEOUS

Section 4.1      Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company's Common Stock is no longer traded on a national securities exchange, (b) five (5) years from the date of this Agreement, (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand; and (d) the Stockholder Shares represent less than 15% of the Company’s issued and outstanding voting capital stock.

Section 4.2     Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.3     Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4     Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Stockholder:

Greenlight Capital, Inc.
140 E. 45 Street – 24fl.
New York, New York  10017
Phone:   (212) 973-1900
Fax:  212-973-9219
Attn:  Daniel Roitman

With a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York  10036
Phone:  (212) 872-1095
Fax:  (212) 872-1002
Attn:  Kerry E. Berchem, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5      Submission to Jurisdiction; Waiver of Jury Trial.

(a)      Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

(b)      Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

Section 4.6      Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7      Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8      Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9      Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.10   Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11   Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.12   Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13   Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14   Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Section 4.15   Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:	Greenlight Capital, Inc., its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.

By:	DME Advisor, LP, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:	DME Management GP, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME Capital Management, LP, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

SCHEDULE I

STOCKHOLDER

Greenlight Capital, L.L.C.

Greenlight Capital, Inc.

Greenlight Capital, L.P.

Greenlight Capital Qualified, L.P.

Greenlight Capital Offshore Partners

DME Advisors GP, L.L.C.

DME Advisors, L.P.

Schedule I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________ ___, 200_] (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 2010.

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

A-1